Notice of Guaranteed Delivery
                                       for
                11-7/8% SENIOR DISCOUNT NOTES DUE 2007, SERIES B
                                       of

                          FRONTIERVISION HOLDINGS, L.P.
                 FRONTIERVISION HOLDINGS CAPITAL II CORPORATION

         This form or one substantially equivalent hereto must be used to accept the Exchange Offer of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation (the "Issuers") made pursuant to the Prospectus dated ________, 1999 (the "Prospectus") if Holders of certificates for the 11-7/8% Senior Discount Notes Due 2007, Series B (the "Old Notes") who wish to tender their Old Notes but whose Old Notes are not immediately available and who cannot deliver their certificates for Old Notes (or comply with the procedures for book-entry transfer prior to the Expiration Date), the Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Letter of Transmittal). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Certain capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

            To: First Trust National Association, the Exchange Agent

By Registered or Certified Mail:             By Overnight Courier:

First Trust National Association             First Trust National Association
180 East 5th Street                          180 East 5th Street
St. Paul, Minnesota 55101                    St. Paul, Minnesota 55101
Attn: Special Finance (SPFT0414)             Attn: Special Finance (SPFT0414)

By Hand:                                     By Facsimile:

First Trust National Association             (612) 244-1537
180 East 5th Street, 4th Floor               Attn: Special Finance (SPFT0414)
Bond Drop Window
St. Paul, Minnesota 55101                    Confirm by telephone:
Attn: Special Finance (SPFT0414)             (612) 244-1234 or (800) 934-6802

         Delivery  of  this  instrument  to  an  address,   or  transmission  of
instructions via a facsimile other than as set forth above, does not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to FrontierVision Holdings, L.P. and FrontierVision Holdings Capital II Corporation (the "Issuers"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ____________ (number of Old Notes) Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 2 of the Letter of Transmittal.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.


Certificate No(s). for Old Notes             Name(s) of Record Holder(s)
(if available)
________________________________             ___________________________________

________________________________             ___________________________________
                                                      Please Print or Type

                                             Address ___________________________

                                             ___________________________________

                                             Telephone. No.(  )_________________

                                             Signature(s)_______________________

                                             ___________________________________

                                             Dated: ____________________________

                                    GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five business days after the Exchange Date.


Name of Firm_______________________            _________________________________
                                                  Authorized Signature

Address____________________________            Name_____________________________
                                                        Please Print or Type

___________________________________            Title____________________________
                 Zip Code

Telephone. No.(  )_________________            Date: ___________________________

Dated:          , 1999

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE BUSINESS DAYS AFTER THE EXPIRATION DATE.